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                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-60540 and 333-05501) and on Forms S-8 (Nos. 333-116277, 333-86966, 333-63293, 333-35073 and 33-49747) of The TJX Companies,
Inc. of our report dated March 30, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.


Boston, Massachusetts
March 30, 2005                                  /s/ PricewaterhouseCoopers LLP